Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
September 30, 2015

Sub-Item 77Q1:	Exhibits

Exhibit
Number	Description

(a)(1)	Amendment of Amended and Restated Articles of Incorporation dated as of
	August 11, 2015

		Previously filed.  Incorporated by reference to exhibit (a)(5) filed with
		post-effective amendment no. 90 to the registration statement of Artisan
		Partners Funds, Inc., Securities Act file number 33-88316, filed on
		August 12, 2015.

(d)	Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

		Previously filed.  Incorporated by reference to exhibit (n)(1) filed with
		post-effective amendment no. 90 to the registration statement of Artisan
		Partners Funds, Inc., Securities Act file number 33-88316, filed on
		August 12, 2015.

(e)(1)	Second Amended and Restated Investment Advisory Agreement between
	Artisan Partners Funds, Inc. and Artisan Partners Limited Partnership dated
	May 12, 2015.

		Previously filed.  Incorporated by reference to exhibit (d)(18) filed with
		post-effective amendment no. 88 to the registration statement of Artisan
		Partners Funds, Inc., Securities Act file number 33-88316, filed on May
		26, 2015.